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    [LETTERHEAD OF PRICKETT, JONES, ELLIOTT, KRISTOL & SCHNEE APPEARS HERE]

                               October 27, 1994

The United Illuminating Company
157 Church Street
New Haven, Connecticut 06510

United Capital Funding Partnership L.P.
157 Church Street
New Haven, Connecticut 06510

     RE:  United Capital Funding Partnership L.P.
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Ladies and Gentlemen:

     We have been retained as special Delaware counsel to United Capital Funding Partnership L.P., a Delaware limited partnership (the "Partnership"), to furnish this opinion to you concerning (1) the formation of the Partnership under the laws of the State of Delaware; (2) the status of each Limited Partner of the Partnership; and (3) the validity of the Preferred Capital Securities.

     In rendering this opinion, we have reviewed the Agreement of Limited Partnership of the Partnership dated as of August 18, 1994 (the "Original Partnership Agreement"); a form of the Amended and Restated Agreement of Limited Partnership Agreement of the Partnership attached as an exhibit to the Registration Statement (as hereinafter defined) and the form of Action of the General Partner relating to the Preferred Capital Securities attached as an exhibit to the Registration Statement (as hereinafter defined) (the "Partnership Agreement"); the Certificate of Limited Partnership of the Partnership, which was filed with the Office of the Secretary of State of the State of Delaware
(the "Delaware Secretary of State") on August 18, 1994 (the "Certificate"); the Registration Statement (the "Registration Statement") on Form S-3 with respect to the Partnership as filed with the Securities and Exchange Commission (the "SEC") on September 13, 1994 and as amended to date (without Exhibits except for Exhibits recited herein); the Prospectus contained therein as amended to date (the "Prospectus"); a Certificate of Good Standing obtained from the Delaware Secretary of State for the Partnership; and have relied on the representations of the General Partner to the effect that the
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The United Illuminating Company                                 October 27, 1994
United Capital Funding Partnership L.P.                                Page 2



Partnership Agreement constitutes the entire agreement among the respective parties, is in full force and effect, has not been amended and that no amendments thereto are proposed or pending. In rendering this opinion, we have not received or reviewed any other documents including any document that is referred to in or incorporated by reference into the Partnership Agreement, the Registration Statement or the Prospectus.

     In our review, we have assumed the authenticity of all documents submitted and the genuineness of all signatures on such documents, and have relied on the facts, which we assume to be correct, contained in those documents, as well as the facts recited herein. All capitalized terms used herein, other than those defined herein, are intended to have the respective meaning set forth in the Partnership Agreement.

     For purposes of this opinion, we have made, and our opinion is based upon, the following additional assumptions:

          (1) The execution and delivery by the General Partner of the Certificate was duly authorized and the Certificate was validly executed and delivered by the General Partner;

          (2) The execution and delivery by the General Partner of the Original Partnership Agreement was duly authorized, the execution and delivery by the General Partner of the Partnership Agreement will be duly authorized, the Original Partnership Agreement was validly executed and delivered by the General Partner and the Partnership Agreement will be validly executed and delivered by the General Partner;

          (3) The General Partner will authorize the issuance and sale of limited partnership interests in the Partnership to the Limited Partners of the Partnership and will duly authorize their admission to the Partnership as Limited Partners;

          (4) The General Partner will duly accept the admission of the Limited Partners to the Partnership as Limited Partners of the Partnership and will reflect their admission in the records of the Partnership;

          (5) Each Partner will pay to the Partnership the full consideration due from it for the interests in the Partnership acquired by it;
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The United Illuminating Company                                 October 27, 1994
United Capital Funding Partnership L.P.                                Page 3


      (6) The Original Limited Partner had the requisite capacity, power and authority to execute and deliver the Original Partnership Agreement at the time of its execution and delivery thereof, had validly executed and delivered the Original Partnership Agreement and had the power and authority to perform its obligations under the Original Partnership Agreement, the Original Limited Partner and each Limited Partner will have the requisite capacity, power and authority to execute and deliver the Partnership Agreement, will validly execute and deliver the Partnership Agreement and will have the power and authority to perform its obligations under the Partnership Agreement;

      (7) No action has been or will be taken to dissolve or terminate the Partnership, or the General Partner, and no event of withdrawal has or will have occurred with respect to the General Partner;

      (8) The Partnership will be operated in accordance with the terms of the Partnership Agreement and each of the Limited Partners will act in its capacity as a Limited Partner in accordance with the terms of the Partnership Agreement;

      (9) The General Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut with full corporate power and authority to act as the General Partner of the Partnership and to perform its obligations under the Certificate, the Original Partnership Agreement and the Partnership Agreement;

      (10) The parties to the Partnership Agreement are subject to no contractual or other legal restriction that would (i) expand, restrict or otherwise modify the respective rights and obligations of the parties to the Partnership Agreement, (ii) restrict or preclude their performance of the obligations contained in or contemplated by the Partnership Agreement, or (iii) affect the opinions rendered herein;

      (11) All future amendments to the Certificate will be timely filed in the office of the Delaware Secretary of State or other appropriate offices required by law and wherever such filing would otherwise be a condition precedent in connection with limiting the legal obligation of a Limited Partner to bear or be responsible for the liabilities of the Partnership; and

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The United Illuminating Company                             October 27, 1994
United Capital Funding Partnership L.P.                            Page 4


          (12) The Registration Statement became effective with the SEC prior to the offering and sale of limited partner interests in the Partnership and the Preferred Capital Securities, the limited partner interests and the Preferred Capital Securities have been qualified or exempted from qualifying as required under the securities laws of those states in which they were or are to be offered, issued and sole, and the limited partner interests and the Preferred Capital Securities have been or will be issued and sold in the manner described in the Registration Statement, the Prospectus and the Partnership Agreement and as required by applicable federal and state law.

     This opinion is based upon the application of the Delaware Uniform Partnership Law, 6 Del.C. Ch. 15, and the Delaware Revised Uniform Limited
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Partnership Act, 6 Del.C. Ch. 17 (the "Delaware RULPA"), to the matters set
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forth below which are the laws of Delaware normally applicable to such matters
(with the exception that the Delaware Securities Act may be applicable to such matters, but we have been expressly asked not to consider such law). We have not been requested to and do not opine as to the applicability of the laws of any other jurisdiction. This opinion speaks to the status of the Partnership upon the date hereof and not to the effect of any future events or future amendments to the documents referred to in paragraph 2 of this letter.

     Based upon the foregoing, subject thereto, and in reliance thereon, we are of the opinion that under Delaware law:

          (1) The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the laws of the State of Delaware.

          (2) Upon issuance, delivery and payment of the Preferred Capital Securities as contemplated by the provisions of the Partnership Agreement, the Registration Statement and the Prospectus, the Preferred Capital Securities will be duly issued, and subject to the qualifications set forth herein, will be fully paid and nonassessable limited partner interests in the Partnership.

          (3) Subject to the obligation of a Limited Partner to repay any funds wrongfully distributed to it, under the Delaware RULPA, each of the Limited Partners who possesses or exercises the voting rights and other powers or acts in the capacities set forth in the Partnership Agreement (and who is

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The United Illuminating Company                                 October 27, 1994
United Capital Funding Partnership L.P.                                Page 5



     not also a General Partner and does not take part in the control of the business of the Partnership), is not legally obligated for the liabilities of the Partnership in an amount in excess of his contribution and his share of assets and undistributed profits to the Partnership. Neither the possession nor the exercise of such voting rights or other powers of Limited Partners constitutes participation in the control of the business of the Partnership. The foregoing opinion is subject to the fulfillment of the requirements that the Partnership be operated in accordance with the terms of the Partnership Agreement, that the Limited Partners act in their respective capacities as such Limited Partners in accordance with the terms of the Partnership Agreement and that all future amendments to the Certificate be timely filed with the Delaware Secretary of State or other appropriate offices required by law and wherever such filing would otherwise be a condition precedent in connection with limiting the legal obligation of a Limited Partner to bear or be responsible for the liabilities of the Partnership.

          (4) Notwithstanding any opinion otherwise contained in Paragraph (3) above, the Delaware RULPA provides that the Partnership shall not make any distribution to any Limited Partner to the extent that, at the time of the distribution and after giving effect to the distribution, all liabilities of the Partnership, other than liabilities to the General Partners and the Limited Partners on account of their interests in the Partnership and liabilities for which the recourse of creditors is limited to specified property of the Partnership, exceed the fair value of the Partnership's assets, except that the fair value of property that is subject to a liability for which the recourse of creditors is limited shall be included in the assets of the Partnership only to the extent that the fair value of that property exceeds that liability. A Limited Partner who receives a distribution in violation of this prohibition of the Delaware RULPA, or if the distribution otherwise violates the provisions of applicable law or the Partnership Agreement, and who knows at the time of the distribution that the distribution violates this prohibition, other provisions of applicable law or the Partnership Agreement, will be liable to the Partnership for the amount of the distribution. A Limited Partner who receives a distribution in violation of this prohibition, other provisions of applicable law or the Partnership Agreement, and who does not know at the time of the distribution that the distribution violates this prohibition,



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The United Illuminating Company                                October 27, 1994
United Capital Funding Partnership L.P.                             Page 6


     other provisions of applicable law or the Partnership Agreement, shall not be liable under the Delaware RULPA for the amount of the distribution. Under the Delaware RULPA, unless otherwise agreed, a Limited Partner who receives a distribution from the Partnership has no liability under the Delaware RULPA or other applicable law for the amount of the distribution after the expiration of three years from the date of the distribution.

     The opinions expressed herein are for your sole benefit. We do not purport to represent the Limited Partners, the Preferred Security Holders or the Preferred Security Owners in the Partnership or other potential investors in the Partnership. We do not otherwise consent to the use of our name or opinion in any other document in connection with the solicitation of potential Limited Partners, or other investors, or for any other purpose. Notwithstanding the foregoing, we hereby consent to the use of our names under the heading "Legal Opinions" in the Prospectus. We hereby consent to the reliance by Wiggin & Dana upon this opinion as to matters of Delaware law for purposes of its opinion being rendered in connection with the Registration Statement. This opinion may be filed with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving the foregoing consents, we do not admit that we are within the class of persons required to consent under Section 7 of the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder.

                                           Very truly yours,

                          /s/ Prickett, Jones, Elliott, Kristol & Schnee

JHS/EOH/TAM/dab/ead